SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2005

LTX CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	04-2594045
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

50 Rosemont Road, Westwood, Massachusetts	02090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 15, 2005, LTX Corporation took actions to reduce its operating expenses, including reducing its worldwide workforce by approximately 25%, eliminating 153 positions. The Company took these actions based on a continuing review of its business plans and operations. As a result, the Company expects to record a charge of approximately $4.0 million for the quarter ending April 30, 2005 and expects that the workforce reduction will result in cash expenditures, consisting principally of severance and employee benefit payments, of approximately $3.6 million, during the Company’s 2005 fiscal year and of approximately $0.4 million during the Company’s 2006 fiscal year. The Company expects to realize annual savings in operating expenses of approximately $13.0 million as a result of these actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2005	LTX Corporation

	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger
Vice President & Chief Financial Officer